FORM 8-K

CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           May 8, 2007

MATERIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-23617 (Commission File Number)	95-4622822 (I.R.S. Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California 90049 (Address of principal executive offices) (zip code)

(310) 208-5589 (Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Item 3.02   Unregistered Sale of Equity Securities

          Pursuant to a private placement of the Class A Common Stock which was completed on March 16, 2007, and which shares had attached to each a warrant (“Warrant”) to purchase one share of the Class A Common Stock for each share purchased, exercisable immediately and for a period of three (3) years, the Investors have exercised those Warrants resulting in the issuance of 2,250,000 shares of the Class A Common Stock of the Company.

          In connection with the prior offer and sale of securities to the Investors and any placement agents, to which this exercise relates, we relied on the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), as previously disclosed in the Form 8-K dated March 16, 2007.  The following Exhibits were included within that filing and are available upon request.

EXHIBITS

10.1          Regulation S Subscription Agreement with Anima S.G.R.p.A. Rubrica Anima America.

10.2          Regulation S Subscription Agreement with Julius Baer Multistock SICAV U.S. Stock Fund.

10.3          Warrant with Anima S.G.R.p.A. Rubrica Anima America for 1 million shares.

10.4          Warrant with Anima S.G.R.p.A. Rubrica Anima America for 750,000 shares.

10.5          Warrant with Julius Baer Multistock SICAV U.S. Stock Fund for 1 million shares.

10.6          Warrant with Julius Baer Multistock SICAV U.S. Stock Fund for 750,000 shares.

10.7          Warrant with Continental Advisors, S.A.

10.8          Warrant with Condor Wealth Management for 125,000 shares.

10.9          Second Warrant with Condor Wealth Management for 125,000 shares.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 8, 2007
                                                                                              Material Technologies, Inc.,
                                                                                              a Delaware corporation

                                                                                              By:_/s/ Robert M. Bernstein_______
                                                                                                    Robert M. Bernstein,
                                                                                                    Chief Executive Officer